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                                                                    EXHIBIT 5(a)

                               REID & PRIEST LLP
                              40 WEST 57TH STREET
                           NEW YORK, NEW YORK  10019


                                          November 3, 1995

The United Illuminating Company
157 Church Street
New Haven, Connecticut  06506

Ladies and Gentlemen:

     In connection with the proposed issuance and sale by Meridian Trust Company, not in its individual capacity but solely as Owner Trustee (the "Owner Trustee") under a Trust Agreement with an equity investor (the "Trust Agreement"), of Seabrook 1 Secured Lease Obligation Bonds (the "Bonds"), such Bonds being secured by, among other things, an assignment of rentals to be paid by The United Illuminating Company (the "Company"), under the Facility Lease, dated as of August 1, 1990, between the Owner Trustee, as Lessor, and the Company, as Lessee, to be amended by Lease Supplement No. 1 thereto (such Facility Lease, as so amended, the "Lease"), and in connection with the filing on or about the date hereof of the registration statement on form S-3 (the "Registration Statement") relating to Bonds under the Securities Act of 1933, as amended, we advise you that, in our opinion, the obligations of the Company under the Lease to make the rental payments specified therein will be valid and binding obligations of the Company, when (i) the documents filed as Exhibits 4(c), 4(e), 4(g), 4(k) and 4(m) to the Registration Statement shall have been duly authorized, executed and delivered by the parties thereto and (ii) said Lease Supplement No. 1 or notice thereof shall have been recorded in the Rockingham County, New Hampshire Registry of Deeds.

     We are members of the New York Bar do not hold ourselves out as experts on the laws of any other state. As to all matters of Connecticut law, we have relied upon an opinion of even date herewith addressed to you by Wiggin & Dana of New Haven, Connecticut, and as to all matters of New Hampshire law, we have relied upon an opinion of even date herewith addressed to you by Devine, Millimet & Branch, Professional Association, of Manchester, New Hampshire, which opinions are filed as exhibits to the Registration Statement.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and we also consent to such references to our firm as are made in the Registration Statement and in the prospectus constituting a part thereof.

                                             Very truly yours,

                                             /s/ Reid & Priest LLP

                                             Reid & Priest LLP